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                                                                   EXHIBIT 10.59

                             Styles On Video, Inc.
                          667 Rancho Conejo Boulevard
                        Newbury Park, California  91320


                                 May 24, 1995


Interactive Video Systems, Inc.
162-1020 Maitland Street
Vancouver, B.C.  Canada  V6B2T4


Gentlemen:

     Reference is made to that certain Agreement dated as of October 4, 1994 (the "Agreement") between Styles on Video, Inc. ("SOV") and Interactive Video Systems, Inc. ("IVS"). It is the intention of the parties to the Agreement that, upon the terms and subject to the conditions set forth herein, effective as of May 24, 1995, the Agreement will be terminated and of no further force and effect; provided, that the covenant of SOV set forth in Section 15 of the
        --------
Agreement shall remain in full force and effect. All capitalized terms not defined herein shall have the meanings ascribed thereto in the Agreement.

     1. SOV shall pay to the IVS the sum of $25,000 in five equal monthly installments on the 15th day of each calendar month; provided however that the first installment shall be due on May 18, 1995. In the event that SOV fails to make any payment as and when it is due, the entire unpaid balance will be immediately due and payable, and will bear interest at the rate of 12% per annum until paid.

     2. IVS shall keep for its own account the 10,000 shares of SOV stock delivered to IVS pursuant to the Agreement.

     3. From and after the date hereof, SOV shall no longer own or have any rights in or to the distribution of the Starmaker product in the U.S., nor any rights in or to the IVS technology, software or trademarks.

     4. If SOV at any time proposes to register on a firmly underwritten public offering basis any of its Common Stock to be offered for cash for its own account it shall give written notice to IVS of its intention to do so at least 15 days prior to the filing of a registration statement with respect to such registration. If IVS desires to dispose of all or part of its stock, it may request registration thereof in connection with the SOV's registration by delivering to SOV, within ten days after receipt of notice of the proposed registration, written notice of





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Interactive Video Systems, Inc.
May 24, 1995
Page 2



such request stating the number of shares of SOV Common Stock to be disposed. SOV shall use its best efforts to cause all shares specified in IVS' notice to be registered under the Securities Act so as to permit the sale or other disposition by IVS of the shares so registered. SOV will pay all of the expenses of any such offering. IVS will provide SOV with such information as SOV may require regarding IVS to include in the registration statement and prospectus. SOV will indemnify and hold harmless IVS and its officers, directors and affiliates for any liabilities it may incur as a result of or in connection with such registration.

     5. The Agreement, and all of the rights, obligations and liabilities of the parties thereto under the Agreement other than SOV's obligations under
Section 15 of the Agreement, which shall continue for the period therein specified, shall be and hereby are terminated effective as of May 15, 1995. Neither SOV nor IVS shall have any rights, obligations or liabilities of any kind or nature, whether known or unknown, suspected or unsuspected, under the Agreement from and after May 15, 1995.

     6. Subject to the payment in full of the amounts specified in Paragraph 1 hereof, IVS, by its execution and delivery of this Agreement on behalf of itself and its officers, directors, executors, administrators, representatives, successors and assigns and all others claiming any interest in any of the matters covered or contemplated hereby through or by reason of their relationship to IVS, hereby fully and unconditionally releases and discharges SOV and its partners, affiliates, subsidiaries, officers, directors, agents, employees, attorneys, advisors, representatives, successors and assigns (collectively the "SOV Releasees") from, and relinquishes and waives any and all rights, claims and actions of any nature whatsoever that IVS and/or its successors now have or may, after the execution of this letter agreement, have or claim to have against the SOV Releasees directly or indirectly arising out of or in connection with the Agreement or the transactions contemplated thereby. IVS acknowledges and agrees that this release applies to all claims for injuries, damages or losses that IVS may have against the SOV Releasees relating to the Agreement, and IVS hereby acknowledges that it is aware of and is waiving the benefits of the following provision of California Civil Code Section 1542:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."






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Interactive Video Systems, Inc.
May 24, 1995
Page 3




     IVS waives application of and any and all rights it has or may have under California Civil Code Section 1542 and/or any successor section to it. In connection with this waiver, IVS acknowledges that it is aware that it may hereafter discover claims presently unknown or unsuspected or facts in addition to or different from those which it now knows or believes to be true with respect to the matters covered hereby. Nevertheless, IVS intends by this Agreement to release fully, finally and forever all matters covered and contemplated hereby. In furtherance of such intention, the releases set forth in this letter agreement shall be and remain in effect as fully and complete releases of all matters notwithstanding the discovery or existence of any additional or different claims or facts relevant hereto.

     7. Subject to the payment in full of the amounts specified in Paragraph 1 hereof, Ian Grant ("Grant"), in his individual capacity, by his execution and delivery of this Agreement, hereby fully and unconditionally releases and discharges SOV and its partners, affiliates, subsidiaries, officers, directors, agents, employees, attorneys, advisors, representatives, successors and assigns (collectively the "SOV Releasees") from, and relinquishes and waives any and all rights, claims and actions of any nature whatsoever that he and/or his successors now have or may, after the execution of this letter agreement, have or claim to have against the SOV Releasees directly or indirectly arising out of or in connection with the Agreement or the transactions contemplated thereby. Grant acknowledges and agrees that this release applies to all claims for injuries, damages or losses that Grant may have against the SOV Releasees relating to the Agreement, and Grant hereby acknowledges that he is aware of and is waiving the benefits of the following provision of California Civil Code
Section 1542:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     Grant waives application of and any and all rights he has or may have under California Civil Code Section 1542 and/or any successor section to it. In connection with this waiver, Grant acknowledges that he is aware that he may hereafter discover claims presently unknown or unsuspected or facts in addition to or different from those which he now knows or believes to be true with respect to the matters covered hereby. Nevertheless, Grant intends by this Agreement to release fully, finally and forever all matters covered and contemplated hereby. In furtherance of such intention,



























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Interactive Video Systems, Inc.
May 24, 1995
Page 4


the releases set forth in this letter agreement shall be and remain in effect as fully and complete releases of all matters notwithstanding the discovery or existence of any additional or different claims or facts relevant hereto.

     8. SOV, by its execution and delivery of this Agreement, on behalf of itself and its officers, directors, executors, administrators, representatives, successors and assigns and all others claiming any interest in any of the matters covered or contemplated hereby through or by reason of their relationship to SOV, hereby fully and unconditionally releases and discharges IVS and its partners, affiliates, subsidiaries, officers, directors, agents, employees, attorneys, advisors, representatives, successors and assigns (collectively the "IVS Releasees") from, and relinquishes and waives any and all rights, claims and actions of any nature whatsoever that SOV and/or its successors now have or may, after the execution of this letter agreement, have or claim to have against the IVS Releasees directly or indirectly arising out of or in connection with the Agreement or the transactions contemplated thereby. SOV acknowledges and agrees that this release applies to all claims for injuries, damages or losses that SOV may have against the IVS Releasees, and SOV hereby acknowledges that it is aware of and is waiving the benefits of the following provision of California Civil Code Section 1542:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     SOV waives application of and any and all rights it has or may have under California Civil Code Section 1542 and/or any successor section to it. In connection with this waiver, SOV acknowledges that it is aware that it may hereafter discover claims presently unknown or unsuspected or facts in addition to or different from those which it now knows or believes to be true with respect to the matters covered hereby. Nevertheless, SOV intends by this Agreement to release fully, finally and forever all matters covered and contemplated hereby. In furtherance of such intention, the
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Interactive Video Systems, Inc.
May 24, 1995
Page 5



releases set forth in this letter agreement shall be and remain in effect as fully and complete releases of all matters notwithstanding the discovery or existence of any additional or different claims or facts relevant hereto.

     9. No amendment of any term or provision of this letter agreement shall be effective unless made in writing. The parties intend that this letter agreement will be governed by the laws of the State of California. In the event that any action, suit, arbitration or other proceeding is instituted concerning or arising out of this letter agreement, the prevailing party shall recover all such party's costs, including reasonable attorneys' fees, incurred in each and every action, suit, arbitration or proceeding, including any and all petitions or appeals therefrom.

     If the foregoing correctly reflects our understanding, please sign the attached copy of this letter in the space indicated and return it to the undersigned.


                                             STYLES ON VIDEO, INC.


                                             /s/ James E. O'Brien
                                             -----------------------------------
                                             By:  James O'Brien, Chief Operating
                                                  Officer



AGREED TO AND ACCEPTED BY:

INTERACTIVE VIDEO SYSTEMS, INC.


/s/ Ian Grant
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By:  Ian Grant, President


------------------------------
Ian Grant